Exhibit 99.2

ACCENTURE SCA AND SUBSIDIARIES

INDEPENDENT AUDITORS’ REPORT

To the General Partner and Shareholders of Accenture SCA:

We have audited the accompanying consolidated balance sheet of Accenture SCA and its subsidiaries as of August 31, 2002, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Accenture SCA and its subsidiaries as of August 31, 2002, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/    KPMG LLP

Chicago, Illinois

October 10, 2002, except as to Note 19

which is as of January 31, 2003

REPORT OF INDEPENDENT ACCOUNTANTS

To the General Partner and Shareholders of Accenture SCA:

In our opinion, the accompanying consolidated balance sheet and the related combined income statement before partner distributions/consolidated income statement, combined statement of partners’ capital and comprehensive income/consolidated shareholders’ equity and comprehensive income statement and combined and consolidated cash flows statements present fairly, in all material respects, the financial position of Accenture SCA and its subsidiaries at August 31, 2001, and the results of their operations and their cash flows for each of the two years in the period ended August 31, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2 to the consolidated financial statements, in 2001 the Company changed its method of accounting for derivative instruments and hedging activities.

/s/    PricewaterhouseCoopers LLP

October 11, 2001, except as to Note 19

which is as of February 7, 2003

Chicago, Illinois

ACCENTURE SCA

CONSOLIDATED BALANCE SHEETS

August 31, 2001 and 2002

(In thousands of U.S. dollars except share amounts)

	2001	2002
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,880,083	$1,316,976
Restricted cash	—	79,445
Receivables from clients, net	1,498,812	1,330,642
Unbilled services	731,802	774,214
Due from related parties	69,500	39,488
Deferred income taxes, net	166,372	189,976
Other current assets	233,068	330,347

Total current assets	4,579,637	4,061,088

NON-CURRENT ASSETS:
Due from related parties	23,800	—
Investments	324,139	76,017
Property and equipment, net	822,318	716,504
Goodwill	—	167,603
Deferred income taxes, net	213,617	283,969
Other non-current assets	97,845	173,767

Total non-current assets	1,481,719	1,417,860

TOTAL ASSETS	$6,061,356	$5,478,948

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term bank borrowings	$189,872	$57,922
Current portion of long-term debt	797	5,177
Accounts payable	371,794	450,208
Due to related parties	818,888	—
Deferred revenue	810,043	543,917
Accrued payroll and related benefits	1,050,385	1,139,887
Income taxes payable	515,304	459,836
Deferred income taxes, net	29,373	18,884
Other accrued liabilities	392,364	651,231

Total current liabilities	4,178,820	3,327,062

NON-CURRENT LIABILITIES:
Long-term debt	1,090	3,428
Retirement obligation	343,249	382,180
Deferred income taxes, net	50,969	16,674
Other non-current liabilities	797,114	791,582

Total non-current liabilities	1,192,422	1,193,864

MINORITY INTEREST	5,590	31,972

The accompanying notes are an integral part of these financial statements.

ACCENTURE SCA

CONSOLIDATED BALANCE SHEETS—(Continued)

August 31, 2001 and 2002

(In thousands of U.S. dollars except share amounts)

	2001	2002
SHAREHOLDERS’ EQUITY:
Class I common shares, par value 1.25 euros per share, 19,868,950,000 shares authorized, 752,583,920 and 753,843,192 issued as of August 31, 2001 and 2002, respectively	$843,890	$845,307
Class I-A common shares, par value 1.25 euros per share, 5,000,000 shares authorized, issued and outstanding	5,435	5,435
Class I-B common shares, par value 1.25 euros per share, 5,000,000 shares authorized, issued and outstanding	5,435	5,435
Class I-C common shares, par value 1.25 euros per share, 10,000,000 shares authorized, issued and outstanding	10,870	10,870
Class I-D common shares, par value 1.25 euros per share, 10,000,000 shares authorized, issued and outstanding	10,870	10,870
Class I-E common shares, par value 1.25 euros per share, 15,000,000 shares authorized, issued and outstanding	16,304	16,304
Class I-F common shares, par value 1.25 euros per share, 15,000,000 shares authorized, issued and outstanding	16,304	16,304
Class I-G common shares, par value 1.25 euros per share, 20,000,000 shares authorized, issued and outstanding	21,739	21,739
Class I-H common shares, par value 1.25 euros per share, 25,000,000 shares authorized, issued and outstanding	27,174	27,174
Class I-I common shares, par value 1.25 euros per share, 5,000,000 shares authorized, issued and outstanding	5,435	5,435
Class I-J common shares, par value 1.25 euros per share, 5,000,000 shares authorized, issued and outstanding	5,435	5,435
Class I-K common shares, par value 1.25 euros per share, 16,050,000 shares authorized, issued and outstanding	18,074	18,074
Class I-L common shares, par value 1.25 euros per share, 5,025,720, shares authorized, issued and outstanding	—	5,540
Class I-M common shares, par value 1.25 euros per share, 68,626,707, shares authorized, issued and outstanding	—	78,398
Class II common shares, par value 1.25 euros per share, 20,000,000,000 shares authorized, 470,958,308 shares issued and outstanding	529,281	529,281
Restricted share units (related to Class A common shares), 68,481,815 and 58,265,829 units issued and outstanding as of August 31, 2001 and 2002, respectively	993,380	848,218
Additional paid-in capital	1,661,261	2,944,678
Treasury shares, at cost, 54,276,582 Class I common shares	—	(1,052,900)
Investment in Accenture Ltd Class A common shares, at cost, 13,726,885 shares	—	(315,486)
Accenture Ltd Class A common shares owned by Share Employee Compensation Trust, at cost, 12,562,300 shares	—	(221,110)
Retained deficit	(3,377,729)	(2,798,519)
Accumulated other comprehensive loss	(108,634)	(80,432)

Total shareholders’ equity	684,524	926,050

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$6,061,356	$5,478,948

The accompanying notes are an integral part of these financial statements.

ACCENTURE SCA

COMBINED INCOME STATEMENT BEFORE PARTNER DISTRIBUTIONS

CONSOLIDATED INCOME STATEMENTS

For the Years Ended August 31, 2000, 2001 and 2002

(In thousands of U.S. dollars)

	Combined Income Statement 2000	Consolidated Income Statement 2001	Consolidated Income Statement 2002
REVENUES:
Revenues before reimbursements	$9,752,085	$11,443,720	$11,574,269
Reimbursements	1,578,599	1,618,152	1,530,755

Revenues	11,330,684	13,061,872	13,105,024
OPERATING EXPENSES:
Cost of services*:
Cost of services before reimbursable expenses*	5,486,292	6,199,213	6,896,975
Reimbursable expenses	1,578,599	1,618,152	1,530,755

Cost of services*	7,064,891	7,817,365	8,427,730
Sales and marketing*	883,276	1,217,343	1,565,616
General and administrative costs*	1,296,398	1,515,683	1,615,703
Restructuring, reorganization and rebranding costs*	—	848,615	110,524
Restricted share unit-based compensation at initial public offering	—	967,110	—

Total operating expenses*	9,244,565	12,366,116	11,719,573

OPERATING INCOME*	2,086,119	695,756	1,385,451
Gain (loss) on investments, net	573,220	107,016	(321,127)
Interest income	67,244	79,778	46,185
Interest expense	(24,071)	(43,278)	(48,864)
Other income (expense)	51,042	16,973	14,993
Equity in losses of affiliates	(46,853)	(61,388)	(9,080)

INCOME BEFORE TAXES*	2,706,701	794,857	1,067,558
Provision for taxes	242,807	502,616	491,071

INCOME BEFORE MINORITY INTEREST AND ACCOUNTING CHANGE*	2,463,894	292,241	576,487
Minority interest	—	7,940	2,723

INCOME BEFORE ACCOUNTING CHANGE*	2,463,894	300,181	579,210
Cumulative effect of accounting change	—	187,974	—

PARTNERSHIP INCOME BEFORE PARTNER DISTRIBUTIONS*	$2,463,894

NET INCOME*		$488,155	$579,210

*	Excludes payments for partner distributions for periods ended on or prior to May 31, 2001.

The accompanying notes are an integral part of these financial statements.

ACCENTURE SCA

COMBINED STATEMENT OF PARTNERS’ CAPITAL AND COMPREHENSIVE INCOME

CONSOLIDATED SHAREHOLDERS’ EQUITY AND COMPREHENSIVE INCOME STATEMENTS

For the Years Ended August 31, 2000, 2001 and 2002

(In thousands of U.S. dollars and in thousands of share amounts)

	Class I Common Shares		Class II Common Shares		Restricted Share Units Common Shares		Additional Paid-in Capital	Treasury Shares		Investment in Accenture Ltd		Retained Earnings (Deficit)	Paid-in Capital	Undistributed Earnings	Accumulated Other Comprehensive Income (Loss)	Total
	$	No. Shares	$	No. Shares	$	No. Shares		$	No. Shares	$	No. Shares
Balance at August 31, 1999	$—	—	$—	—	$—	—	$—	$—	—	$—	—	$—	$351,505	$1,603,486	$253,142	$2,208,133
Comprehensive income
Partnership income before partner distributions														2,463,894		2,463,894
Other comprehensive income
Unrealized gains on marketable securities, net of reclassification adjustment															408,998	408,998
Foreign currency translation															(45,075)	(45,075)

Other comprehensive income															363,923

Comprehensive income																2,827,817
Capital paid in by partners													99,895			99,895
Repayment of paid-in capital to partners													(47,917)			(47,917)
Distribution to AW-SC														(826,156)		(826,156)
Distribution of partners’ income														(1,893,319)		(1,893,319)

Balance at August 31, 2000	—	—	—	—	—	—	—	—	—	—	—	—	403,483	1,347,905	617,065	2,368,453
Comprehensive income
Partnership income before partner distributions for the nine months ended May 31, 2001																1,427,185
Net loss for the three months ended August 31, 2001												(939,030)				(939,030)
Other comprehensive income (loss)
Unrealized losses on marketable securities, net of reclassification adjustment															(700,857)	(700,857)
Foreign currency translation															(24,842)	(24,842)

Other comprehensive income (loss)															(725,699)

Comprehensive income																(237,544)
Capital paid in by partners													146,328			146,328
Repayment of paid-in capital to partners													(549,811)			(549,811)
Distribution to AW-SC														(268,781)		(268,781)
Distribution of partners’ income														(3,106,350)		(3,106,350)
Partner retirement and vacation benefits														(465,487)		(465,487)
Transfer to retained earnings (deficit)												(1,065,528)		1,065,528		—
Issuance of shares:
Shares issued upon reorganization to corporate structure	843,890	752,584	529,281	470,958								(1,373,171)				—
Sale of shares to Accenture Ltd	143,075	131,050					1,648,369									1,791,444
Accenture Ltd restricted share units					993,380	68,482										993,380
Minority interest							12,892									12,892

Balance at August 31, 2001	986,965	883,634	529,281	470,958	993,380	68,482	1,661,261	—	—	—	—	(3,377,729)	—	—	(108,634)	684,524

The accompanying notes are an integral part of these financial statements.

ACCENTURE SCA

COMBINED STATEMENT OF PARTNERS’ CAPITAL AND COMPREHENSIVE INCOME

CONSOLIDATED SHAREHOLDERS’ EQUITY AND COMPREHENSIVE INCOME STATEMENTS—(Continued)

For the Years Ended August 31, 2000, 2001 and 2002

(In thousands of U.S. dollars and in thousands of share amounts)

	Class I Common Shares		Class II Common Shares		Restricted Share Units Common Shares		Additional Paid-in Capital	Treasury Shares		Investment in Accenture Ltd		Retained Earnings (Deficit)	Paid-in Capital	Undistributed Earnings	Accumulated Other Comprehensive Income (Loss)	Total
	$	No. Shares	$	No. Shares	$	No. Shares		$	No. Shares	$	No. Shares
Comprehensive income
Net income												579,210				579,210
Other comprehensive income (loss)
Unrealized gains on marketable securities, net of reclassification adjustment															4,469	4,469
Foreign currency translation															36,298	36,298
Minimum pension liability															(12,565)	(12,565)

Other comprehensive income (loss)															28,202

Comprehensive income																607,412
Income tax benefit on stock-based compensation plans							17,651									17,651
Issuance and repurchase of Class I common shares — Class I-M	67,668	58,488					1,067,001	(1,058,811)	(54,578)							75,858
Issuance of Class I common shares:
Employee Share Purchase Plan — Class L	5,540	5,026					47,068			(10,581)	165					42,027
Restricted share units —Class I-M	10,730	9,395			(165,650)	(11,228)	117,928	13,510	611	21,523	1,039					(1,959)
For acquisitions — Class I	1,417	1,259					29,933									31,350
Issuance of options							(1,600)	4,592	237	987	38					3,979
Purchase of Accenture Ltd Class A common shares										(327,417)	(14,968)					(327,417)
Accenture Ltd Class A shares owned by SECT										(221,110)	(12,562)					(221,110)
Vesting of restricted share units, net					20,488	1,012				2	(1)					20,490
Redemption of partners’ SCA Class I common shares								(12,191)	(547)							(12,191)
Minority interest		744					5,436									5,436

Balance at August 31, 2002	$1,072,320	958,546	$529,281	470,958	$848,218	58,266	$2,944,678	$(1,052,900)	(54,277)	$(536,596)	(26,289)	$(2,798,519)	$—	$—	$(80,432)	$926,050

The accompanying notes are an integral part of these financial statements.

ACCENTURE SCA

COMBINED AND CONSOLIDATED CASH FLOWS STATEMENTS

For the Years Ended August 31, 2000, 2001 and 2002

(In thousands of U.S. dollars)

	Combined Cash Flow 2000	Consolidated Cash Flow 2001	Consolidated Cash Flow 2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Partnership income before partnership distributions	$2,463,894

Net income		$488,155	$579,210

Adjustments to reconcile partnership income and net income for the year to the net cash provided by operating activities —
Depreciation and amortization	237,078	414,072	285,361
(Gain) loss on investments, net	(573,220)	(107,016)	321,127
Equity in losses of affiliates	46,853	61,388	9,080
Losses on disposal of property and equipment	31,557	24,725	20,679
Restricted share unit-based compensation	—	967,110	54,729
Deferred income taxes	—	(299,647)	(138,740)
Minority interest	—	(7,940)	(2,723)
Other items, net	(30,749)	(25,646)	(2,851)
Cumulative effect of accounting change	—	(187,974)	—
Change in assets and liabilities —
(Increase) decrease in receivables from clients	(211,867)	(48,257)	207,240
Increase in unbilled services	(184,957)	(48,867)	(35,357)
Decrease (increase) in other current assets	28,343	(91,696)	(30,504)
Decrease (increase) in other non-current assets	28,468	44,814	(52,135)
Increase in accounts payable	14,183	138,057	34,419
(Increase) decrease in due to related parties	17,294	(89,180)	(629)
Increase (decrease) in deferred revenue	67,415	(114,942)	(246,807)
Increase (decrease) in accrued payroll and employee benefits	339	250,968	(1,887)
Increase (decrease) in income taxes payable	46,817	231,573	(55,468)
Increase in other accrued liabilities	149,816	11,418	177,132
Increase (decrease) in other non-current liabilities	—	669,499	(58,494)

Net cash provided by operating activities	2,131,264	2,280,614	1,063,382

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales of investments	575,806	427,561	16,233
Proceeds from sales of property and equipment	—	22,778	68,309
Purchases of business and investments, net of cash acquired	(153,050)	(326,086)	(69,743)
Purchase of intangible assets	—	(157,000)	—
Property and equipment additions	(315,426)	(377,930)	(262,831)

Net cash provided by (used in) investing activities	107,330	(410,677)	(248,032)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital paid in by partners	99,895	146,328	—
Repayment of paid-in capital to partners	(47,917)	(524,130)	—
Distribution of partners’ pre-incorporation income	(1,893,319)	(2,282,141)	(765,631)
Payment to AW-SC	(229,776)	(313,832)	—
Issuance of Class A common stock	—	1,791,444	121,864
Purchase of treasury shares – Class A	—	—	(548,527)
Purchase of Accenture SCA Class I common shares	—	—	(12,191)
Proceeds from issuance of long-term debt	1,384	1,787	8,476
Repayment of long-term debt	(1,605)	(19,653)	(2,017)
Proceeds from issuance of short-term bank borrowings	283,747	876,495	364,552
Repayments of short-term bank borrowings	(246,004)	(843,264)	(501,836)
Increase in restricted cash of Share Employee Compensation Trust	—	—	(79,445)

Net cash used in financing activities	(2,033,595)	(1,166,966)	(1,414,755)
Effect of exchange rate changes on cash and cash equivalents	(45,075)	(93,404)	36,298

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	159,924	609,567	(563,107)
CASH AND CASH EQUIVALENTS, beginning of period	1,110,592	1,270,516	1,880,083

CASH AND CASH EQUIVALENTS, end of period	$1,270,516	$1,880,083	$1,316,976

Supplemental cash flow information
Interest paid	$23,727	$37,091	$32,876
Income taxes paid	$144,410	$187,640	$716,578

The accompanying notes are an integral part of these financial statements.

ACCENTURE SCA

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of U.S. dollars except share amounts or as otherwise disclosed)

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Accenture is one of the world’s leading management and technology consulting organizations, with more than 75,000 employees in 47 countries delivering a wide range of specialized capabilities and solutions to clients across all industries. Accenture operates globally with one common brand and business model designed to enable the company to serve clients on a consistent basis around the world. The principal markets for Accenture are North America, Western Europe, Japan and Australia.

Principles of Consolidation and Combination

The consolidated financial statements include the accounts of Accenture SCA, a Luxembourg partnership limited by shares, and its controlled subsidiary companies (together “Accenture” or the “Company”). In May 2001, the Accenture Worldwide Organization completed a transition to a corporate structure with Accenture Ltd becoming the holding company of Accenture SCA.

Accenture Ltd’s only business is to hold shares and to act as the sole general partner of its subsidiary, Accenture SCA, a Luxembourg partnership limited by shares. Accenture operates its business through Accenture SCA and subsidiaries of Accenture SCA. Accenture Ltd controls Accenture SCA’s management and operations and consolidates Accenture SCA’s results in its financial statements.

Prior to the transition to a corporate structure, the Accenture Worldwide Organization operated as a series of related partnerships and corporations under the control of the partners and shareholders of these entities. Partners, who became employees following the transition, received Accenture Ltd Class A common shares or, in the case of partners resident in specified countries, Class I common shares issued by Accenture SCA or exchangeable shares issued by Accenture Canada Holdings Inc., an indirect subsidiary of Accenture SCA, in lieu of their interests in these partnerships and corporations. The transition to a corporate structure was accounted for as a reorganization at carryover basis.

The shares of Accenture SCA and Accenture Canada Holdings Inc. held by the partners are treated as a minority interest in the consolidated financial statements of Accenture Ltd. However, the future exchange and/or redemption of Accenture SCA shares or Accenture Canada Holdings Inc. exchangeable shares will be accounted for at carryover basis.

The accompanying financial statements for periods ended on or prior to May 31, 2001 have been prepared on a combined basis and reflect the accounts of the Accenture Worldwide Organization which prior to May 31, 2001, included Accenture Partners Société Coopérative (Geneva, Switzerland — the administrative coordinating entity, “APSC”) and a number of entities, many of which operated as partnerships, that had entered into Member Firm Interfirm Agreements (“MFIAs”) with APSC (“Member Firms”), together with all entities controlled by them. Prior to January 1, 2001, Accenture was known as Andersen Consulting. Prior to August 7, 2000, the Accenture Member Firms and the entities controlled by them were parties to MFIAs with Andersen Worldwide Société Coopérative (“AW-SC”). AW-SC also contracted with the Member Firms of Arthur Andersen (hereinafter, “AA” and “AA Member Firms”) and other entities controlled by them. APSC was incorporated to implement the agreement of the Accenture Member Firms and the partners of Accenture to remain together, on substantially the same terms as with AW-SC, as a result of the successful outcome of the arbitration described in Note 16.

ACCENTURE SCA

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands of U.S. dollars except share amounts or as otherwise disclosed)

The equity method of accounting is used for unconsolidated investments in which Accenture exercises significant influence. All other investments are accounted for under the cost method. All significant intercompany/interfirm transactions and profits have been eliminated.

The Combined financial statements for periods ended on or prior to May 31, 2001 and the Consolidated financial statements from May 31, 2001 onward are collectively referred to as the Consolidated financial statements in these footnotes.

Revenue Recognition

Revenues from contracts for management consulting and technology service offerings that we develop and implement for our clients are recognized on a time-and-materials basis or on a percentage-of-completion basis as services are provided by our employees and, to a lesser extent, subcontractors. Revenues from time-and-materials service contracts are recognized as the services are provided. Revenues from long-term system integration contracts are recognized based on the percentage of services provided during the period compared to the total estimated services to be provided over the duration of the contract. This method is followed where reasonably dependable estimates of the revenues and costs applicable to various elements of a contract can be made. Estimates of total contract revenues and costs are continuously monitored during the term of the contract, and recorded revenues and costs are subject to revision as the contract progresses. Such revisions, which may result in increases or decreases to revenues and income, are reflected in the financial statements in the period in which they are first identified. For systems integration contracts, estimated revenues for applying the percentage-of-completion method include estimated incentives for which achievement of defined goals is deemed probable.

Typically the terms of outsourcing contracts span several years. In a number of these arrangements we hire client employees and become responsible for client obligations. Revenues are recognized on a straight-line basis or as services are performed or as transactions are processed in accordance with contractual terms. Costs on outsourcing contracts are charged to expense as incurred. Outsourcing contracts can also include incentive payments for benefits delivered to clients. Revenues relating to such incentive payments are recorded when the contingency is satisfied.

Revenues for contracts with multiple elements are allocated based on the fair value of the elements. Losses on contracts are recognized during the period in which the loss first becomes probable and reasonably estimable. Contract losses are determined to be the amount by which the estimated direct and indirect costs of the contract exceed the estimated total revenues that will be generated by the contract. Losses recognized during each of the three years ended August 31, 2002 were insignificant. Revenue recognized in excess of billings is recorded as Unbilled services. Billings in excess of revenue recognized are recorded as Deferred revenue until the above revenue recognition criteria are met. Reimbursements, including those relating to travel and other out-of-pocket expenses, and other similar third-party costs, such as the cost of hardware and software resales, are included in Revenues, and an equivalent amount of reimbursable expenses are included in Cost of services.

Operating Expenses

Subcontractor costs are included in Cost of services when they are incurred. Training costs were $553,698, $691,513 and $433,566 in 2000, 2001 and 2002, respectively. Research and development

ACCENTURE SCA

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands of U.S. dollars except share amounts or as otherwise disclosed)

and advertising costs are expensed as incurred. Research and development costs were $251,764, $271,336 and $234,558 in 2000, 2001 and 2002, respectively. Advertising costs were $69,000, $149,900 and $74,722 in 2000, 2001 and 2002, respectively. The Provision for doubtful accounts was $541, $1,587 and $80,100 in 2000, 2001 and 2002, respectively. The related Allowance for doubtful accounts was $25,242 and $51,496 at August 31, 2001 and 2002, respectively.

Translation of Non-U.S. Currency Amounts

The net assets and operations of entities outside of the United States are translated into U.S. dollars using appropriate exchange rates. Assets and liabilities are translated at year-end exchange rates and income and expense items are translated at average exchange rates prevailing during the year.

Foreign currency translations on assets and liabilities denominated in currencies other than their functional currency resulted in gains/(losses) of $27,567 in 2000, ($1,279) in 2001, and $9,832 in 2002, which are included in Other income (expense).

Provision for Taxes

Tax provisions are recorded at statutory rates for taxable items included in the Consolidated Income Statements regardless of the period for which such items are reported for tax purposes. Deferred income taxes are recognized for temporary differences between the financial reporting and income tax bases of assets and liabilities.

Partnership Income Before Partner Distributions

Partnership Income Before Partner Distributions is not comparable to net income of a corporation similarly determined. Also, partnership income is not executive compensation in the customary sense of that term because partnership income is comprised of distributions of current earnings. Accordingly, compensation and benefits for services rendered by partners have not been reflected as an expense in the combined financial statements for periods ended on or prior to May 31, 2001.

Cash and Cash Equivalents

Cash and cash equivalents consist of all cash balances and highly liquid investments with original maturities of three months or less, including time deposits and certificates of deposit of $224,278 and $406,574 at August 31, 2001 and 2002, respectively. As a result of certain subsidiaries’ cash management systems, checks issued but not presented to the banks for payments may create negative book cash payables. Such negative balances are classified as Short-term bank borrowings. Restricted cash represents cash available to the Accenture Share Employee Compensation Trust (“SECT”) for share repurchases that will be used to fund equity-based awards for Accenture employees.

Concentrations of Credit Risk

Accenture’s financial instruments that are exposed to concentrations of credit risk consist primarily of Cash and cash equivalents, foreign exchange derivatives and Receivables from clients. Accenture places its Cash and cash equivalents and foreign exchange derivatives with highly rated financial

ACCENTURE SCA

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands of U.S. dollars except share amounts or as otherwise disclosed)

institutions, limits the amount of credit exposure with any one financial institution and constantly evaluates the credit worthiness of the financial institutions with which we do business. The Receivables from clients, net are dispersed across many different industries and geographies; therefore, concentrations of credit risk are limited.

Investments

Investments in marketable equity securities are recorded at fair value and are classified as available-for-sale. The difference between cost and fair value is recorded in Accumulated other comprehensive income (loss). The cost of securities sold is determined on an average cost basis.

Accenture receives warrants issued by other companies primarily in exchange for services, alliances and directorships. At the measurement date, these warrants are recorded at fair value. Warrants received in connection with services and alliances are recorded as Revenues. Warrants received in connection with directorships are recorded as Other income (expense). Warrants in public companies and those that can be net share settled in private companies are deemed derivative financial instruments and are recorded on the Consolidated Balance Sheet at fair value. Changes in fair value of these warrants are recognized in the Consolidated Income Statement and included in Gain (loss) on investments, net.

Management conducts a quarterly impairment review of each investment in the portfolio, including historical and projected financial performance, expected cash needs and recent funding events. Other-than-temporary impairments for investments are recognized if the market value of the investment is below its cost basis for an extended period or the issuer has experienced significant financial declines or difficulties in raising capital to continue operations.

Foreign Exchange Instruments

In the normal course of business, Accenture uses derivative financial instruments to manage foreign currency exchange rate risk. These instruments are generally short term in nature, with maturities of less than one year and are subject to fluctuations in foreign exchange rates and credit risk. Credit risk is managed through careful selection of sound financial institutions as counterparties.

Accenture does not designate any of its derivatives as hedges as defined by SFAS 133, “Accounting for Derivative Instruments and Hedging Activities.” Therefore, the changes in fair market value of all derivatives are included in Gain (loss) on investments, net.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation. Depreciation of property and equipment is computed on a straight-line basis over the following useful lives:

Buildings	20 to 25 years
Leasehold improvements	Term of lease, 15 years maximum
Computers, related equipment and software	2 to 5 years
Furniture and fixtures	7 to 10 years

ACCENTURE SCA

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands of U.S. dollars except share amounts or as otherwise disclosed)

Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is assessed by a comparison of the carrying amount of the asset to the estimated future net cash flows expected to be generated by the asset. If estimated future undiscounted net cash flows are less than the carrying amount of the asset or group of assets, the asset is considered impaired and expense is recorded in an amount required to reduce the carrying amount of the asset to its then fair value.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts that are reported in the Consolidated financial statements and accompanying disclosures. Although these estimates are based on management’s best knowledge of current events and actions that Accenture may undertake in the future, actual results may be different from the estimates.

Reclassifications

Certain amounts reported in previous years have been reclassified to conform to the 2002 presentation.

2.    ACCOUNTING CHANGE

Effective September 1, 2000, Accenture adopted SFAS 133, which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. All derivatives are required to be recorded on the Consolidated Balance Sheet at fair value. The adoption of SFAS 133 resulted in an increase to Net Income of $187,974 based upon the recognition of the fair value at September 1, 2000, of Accenture’s warrants and options in public companies and those that can be net share settled in private companies. For the years ended August 31, 2001 and 2002, Gain (loss) on investments, net includes $191,892 and $1,470, respectively, of unrealized investment losses recognized in accordance with SFAS 133.

ACCENTURE SCA

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands of U.S. dollars except share amounts or as otherwise disclosed)

3.    ACCUMULATED OTHER COMPREHENSIVE LOSS

The components of Accumulated other comprehensive loss at August 31, are:

	2001	2002
Foreign currency translation adjustments	$(99,943)	$(63,645)

Unrealized gains (losses) on securities:
Unrealized holding losses	(159,394)	(28,961)
Less: reclassification adjustments	(541,463)	33,430

Net unrealized gains (losses)	(700,857)	4,469
Unrealized gains (losses) on securities, beginning of year	692,166	(8,691)

Net unrealized losses, end of year	(8,691)	(4,222)
Minimum pension liability, net of tax	—	(12,565)

Accumulated other comprehensive loss	$(108,634)	$(80,432)

4.    PROPERTY AND EQUIPMENT

Property and equipment, net at August 31, is composed of the following:

	2001	2002
Buildings and land	$75,371	$10,699
Leasehold improvements	332,126	374,969
Computers, related equipment and software	837,878	933,702
Furniture and fixtures	272,512	249,832
Total accumulated depreciation	(695,569)	(852,698)

	$822,318	$716,504

5.    INVESTMENTS

Investments held at August 31, are as follows:

	2001	2002
Marketable equity securities	$85,516	$53,291
Non-marketable and other	238,623	31,503

Total	$324,139	$84,794

Marketable Equity Securities

Marketable equity securities include common stock, warrants and options, all of which are classified as available-for-sale. The unrealized gains and losses on these investments included in Accumulated other comprehensive income (loss) at August 31, is as follows:

	2001	2002
Fair value	$85,516	$53,291
Cost	94,207	59,803
Gross unrealized gains	633	1,100
Gross unrealized losses	(9,324)	(7,612)

ACCENTURE SCA

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands of U.S. dollars except share amounts or as otherwise disclosed)

Equity Method Investments

As a result of a negative basis difference arising from the formation of a joint venture accounted for at carryover basis, the underlying equity in net assets of a joint venture exceeded Accenture’s carrying value by approximately $154,455 at August 31, 2001 and $94,895 at August 31, 2002. The negative basis difference is being amortized over three years on a straight-line basis. Amortization of the negative basis difference of $1,376, $31,545, and $66,211 was reflected in the accompanying Consolidated Income Statements for the years ended August 31, 2000, 2001 and 2002, respectively.

Other Than Temporary Writedowns

For the years ended August 31, 2000, 2001 and 2002, Accenture recorded other-than-temporary impairment writedowns of $0, $94,489, and $325,335, respectively. Of the $325,335 recorded in 2002, $36,288 was reclassified from Other comprehensive income to Gain (loss) on investments, net and $289,047 was charged directly to Gain (loss) on investments, net.

After exploring a number of alternatives, the Company has entered into an agreement to sell substantially all of its minority ownership interests in its venture and investment portfolio. The Company will retain an immaterial interest in the venture and investment portfolio. The Company expects to complete the transaction by the end of the 2002 calendar year.

6.    BORROWINGS AND INDEBTEDNESS

Lines of Credit

On June 21, 2002, Accenture entered into two new syndicated credit facilities for $537,500 each that replace $450,000 and $420,000 facilities. Similar to the prior facilities, the new facilities consist of 364-day and three-year committed facilities. Financing is provided under these facilities at the prime rate or at the London Interbank Offered Rate plus a spread, and bid option financing is available. These facilities require us to (1) limit liens placed on our assets to (a) liens incurred in the ordinary course of business (subject to certain limitation) and (b) other liens recurring aggregate amounts not in excess of 30% of our total assets and (2) maintain a debt to cash flow ratio not exceeding 1.75 to 1.00. As of August 31, 2002, we are in compliance with these terms. As of August 31, 2002 we had no borrowings under either facility and $21 million in letters of credit outstanding under the three-year facility. These facilities are subject to annual commitment fees. There were one-time costs paid for an arrangement fee and a syndication fee totaling $1,760. These fees are being amortized over three years.

At August 31, 2002, Accenture also has in place unsecured multicurrency credit agreements and local lines of credit of $375,000 and $185,000, respectively, in the form of committed and non-committed facilities at interest rates that vary from country to country depending on local market conditions. Borrowings under these facilities were $187,533 and $57,922 at August 31, 2001 and 2002, respectively. Certain of the agreements are subject to annual commitment fees.

The weighted average interest rate on borrowings under the multicurrency credit agreements and lines of credit, based on the average annual balances, was approximately 7% in 2000, 8% in 2001, and 5% in 2002. Commitment fees paid on all facilities for the year ended August 31, 2002 were approximately $1 million.

ACCENTURE SCA

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands of U.S. dollars except share amounts or as otherwise disclosed)

7.    FINANCIAL INSTRUMENTS

At August 31, 2001 and 2002, the carrying amount of Cash and cash equivalents, Accounts receivable, Accounts payable and Short-term bank borrowings approximates their fair value because of their short maturities. For all other financial instruments, the following methods and assumptions were used to approximate fair value. At August 31, 2002, Accenture has not designated any of its derivatives as hedges as defined by SFAS 133.

Investments

Quoted market prices are used to determine the fair value for the common equity and debt securities that were issued by publicly traded entities. Those debt and equity securities issued by non-public entities were valued by reference to the most recent round of financing as an approximation of the market value. The fair value and cost of the warrants and options were approximated using the Black-Scholes valuation model after considering restrictions on exercisability or sale.

	2001		2002
Type of Investment	Cost	Fair Value	Cost	Fair Value
Debt and equity securities (cost method)
—Issued by public entities, non-current	$41,787	$33,096	$34,741	$30,519
—Issued by non-public entities	271,532	298,523	37,389	35,423
Warrants
—Issued by public entities, non-current	52,420	52,420	18,852	18,852
—Issued by non-public entities	1,081	1,081	—	—

Foreign Exchange Instruments

Market quoted exchange rates are used to determine the fair value of the instruments. The notional values and fair values of derivative foreign exchange instruments at August 31, are as follows:

	2001		2002
	Notional Value	Fair Value	Notional Value	Fair Value
Foreign currency forward exchange contracts:
To sell	$87,563	$1,542	$133,695	$(1,405)
To buy	127,067	(513)	147,958	2,117

8.    INCOME TAXES

Prior to its transition to a corporate structure, Accenture operated through partnerships in many countries and generally was not subject to income taxes in those countries. Taxes related to income earned by the partnerships were the responsibility of the individual partners. In some non-U.S. countries, Accenture operated through corporations and was subject to local income taxes. In addition, Accenture

ACCENTURE SCA

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands of U.S. dollars except share amounts or as otherwise disclosed)

was subject to local unincorporated business taxes in some jurisdictions. Effective with the transition to a corporate structure on May 31, 2001, Accenture became subject to U.S. federal and other national, state and local corporate income taxes.

The provision for taxes includes the following:

	2001	2002
Current taxes:
U.S. federal	$382,690	$241,228
U.S. state and local	66,080	34,461
Non-U.S.	330,590	358,055

Total current tax expense	779,360	633,744

Deferred taxes:
U.S. federal	(85,520)	(143,035)
U.S. state and local	(19,612)	(20,434)
Non-U.S.	(171,612)	20,796

Total deferred tax (benefit) expense	(276,744)	(142,673)

Total	$502,616	$491,071

For the year ended August 31, 2002, $247,271 of income before taxes was from U.S. sources and $820,287 was from non-U.S. sources.

A reconciliation of the U.S. federal statutory income tax rate to Accenture’s effective income tax rate is set forth below:

	2001	2002
U.S. federal statutory income tax rate	35.0%	35.0%
U.S. state and local taxes, net	1.0	1.2
Non-deductible investment losses	0.2	11.7
Rate benefit for partnership period	(49.0)	—
Revaluation of deferred tax liabilities (1)	13.6	—
Costs of transition to a corporate structure	59.6	—
Other	2.8	(1.9)

Effective income tax rate	63.2%	46.0%

(1)	The revaluation of deferred tax liabilities upon change in tax status is a deferred tax expense recognized upon Accenture’s change in tax status from partnership to corporate form.

ACCENTURE SCA

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands of U.S. dollars except share amounts or as otherwise disclosed)

Significant components of Accenture’s deferred tax assets and liabilities include the following:

	2001	2002
Deferred tax assets:
Pensions	$122,376	$94,481
Revenue recognition	78,336	97,126
Compensation and benefits	190,799	117,570
Investments	54,473	69,832
Tax credit carryforwards	16,632	17,448
Net operating loss carryforwards	15,935	104,288
Depreciation and amortization	70,028	113,908
Other	37,410	60,533

	585,989	675,186
Valuation allowance	(76,187)	(180,304)

Total deferred tax assets	509,802	494,882

Deferred tax liabilities:
Pensions	(21,822)	(2,174)
Revenue recognition	(55,787)	(22,041)
Compensation and benefits	(17,482)	—
Investments	(30,717)	(452)
Depreciation and amortization	(56,961)	(17,562)
Other	(27,386)	(14,266)

Total deferred tax liabilities	(210,155)	(56,495)

Net deferred tax assets	$299,647	$438,387

Accenture recorded a valuation allowance of $76,187 and $180,304 at August 31, 2001 and 2002, respectively, against deferred tax assets associated with capital losses on certain investments and certain tax net operating loss and tax credit carryforwards, as the Company believes it is more likely than not that these assets will not be realized. At August 31, 2002, $63,060 of the valuation allowance relates to pre-acquisition tax attributes recorded under purchase accounting, the reversal of which in future years will be allocated first to reduce goodwill and then to reduce other non-current intangible assets of the acquired entity.

Accenture has net operating loss carryforwards at August 31, 2002 of $298,848. Of this amount, $251,135 expires at various dates through 2022 and $47,713 has an indefinite carryforward period. Accenture has tax credit carryforwards at August 31, 2002 of $17,448, that expire at various dates through 2012.

If Accenture or one of its non-U.S. subsidiaries were classified as a foreign personal holding company, Accenture’s U.S. shareholders would be required to include in income, as a dividend, their pro rata share of Accenture’s (or Accenture’s relevant non-U.S. subsidiary’s) undistributed foreign personal holding company income.

ACCENTURE SCA

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands of U.S. dollars except share amounts or as otherwise disclosed)

Because of the application of complex U.S. tax rules regarding attribution of ownership, Accenture meets the definition of a foreign personal holding company this year. However, there is no foreign personal holding company income that its U.S. shareholders are required to include in income this year. In the event that Accenture has net foreign personal holding company income, Accenture may distribute a dividend to shareholders to avoid having taxable income imputed under these rules. Under certain circumstances, such a distribution could create additional income tax costs to Accenture. Since Accenture does not have any foreign personal holding company income this year, no such taxes have been provided.

9.    PARTNERS’ CAPITAL

Partners’ capital represented the capital of partners who were the owners of Accenture Member Firms. Interest was paid to the partners on their paid-in capital accounts and recorded as a distribution of partners’ income. Undistributed earnings, contained within Partners’ capital, represented Partnership Income Before Distributions which had not been paid to the partners. Partners were not paid interest on Undistributed earnings. In connection with the transition to a corporate structure, Accenture returned partners’ paid-in-capital of $549,811. In addition, undistributed earnings as of May 31, 2001 were paid to the partners in one or more installments on or prior to December 31, 2001. At August 31, 2001 and 2002, $818,888 and $0, respectively, of undistributed earnings was included in Due to related parties on the Consolidated Balance Sheet.

Upon retirement, all qualifying Accenture partners or their qualifying surviving spouses were entitled to receive basic retirement benefits for life. This plan was eliminated for active partners after May 15, 2001 in connection with the transition to a corporate structure. All qualifying participants prior to May 15, 2001 will receive basic retirement benefits for life. The amount of annual benefit payments is periodically adjusted for cost-of-living adjustments at the beginning of each calendar year. Basic retirement benefits of $1,759 in 2000, $2,268 in 2001 and $5,433 in 2002 were paid to retired partners. The projected benefit obligation (“PBO”) is $81,221 at August 31, 2002. The accumulated benefit obligation and accrued benefit cost of the basic retirement benefits at August 31, 2002 were $75,984, as the plan is not funded. The accrued benefit cost of $75,984 includes the recognition of an additional minimum pension liability of $11,859, which was recorded as a charge to Accumulated other comprehensive income. The PBO was estimated based on a discount rate of 7.25% and an assumed rate of increase in future benefits of 1.9%.

For periods ended on or prior to May 15, 2001 partners retiring after age 56 and prior to age 62 received early retirement benefits based on two years’ earnings on a straight-line declining basis that resulted in no payout to partners retiring at age 62. Retired partners could elect to receive benefits in the form of a lump-sum payment or ten-year installment payments. Partners electing installment payments accrue interest based on a US Treasury bond index. This plan was eliminated for active partners after May 15, 2001, in connection with the transition to a corporate structure. Early retirement benefits of $28,967 in 2000, $37,685 in 2001 and $34,614 in 2002 were paid to retired partners. The amount due for early retirement benefits is $245,509 at August 31, 2002, which is being paid out over the period through 2011.

Both the basic and early retirement benefit liabilities were recorded as reductions of Partners’ capital as of May 31, 2001, as payments related to these obligations were previously recorded as distributions of partners’ income.

ACCENTURE SCA

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands of U.S. dollars except share amounts or as otherwise disclosed)

10.    SHAREHOLDERS’ EQUITY

Class I and II Common Shares

Each Class I common share and each Class II common share of Accenture SCA entitles its holder to one vote on all matters submitted to a vote of shareholders of Accenture SCA. Each Accenture SCA Class II common share entitles Accenture Ltd to receive a dividend or liquidation payment equal to 10% of any dividend or liquidation payment to which an Accenture SCA Class I common share entitles its holder. Accenture Ltd holds all of the Class II common shares of Accenture SCA. In the opinion of our counsel, under Accenture SCA’s articles of association, shares in Accenture SCA held by Accenture Ltd are actions de commandite, or general partnership interests, and shares in Accenture SCA held by our partners are actions de commanditaires, or limited partnership interests. Accenture Ltd, as general partner of Accenture SCA, has unlimited liability for the liabilities of Accenture SCA.

Subject to contractual transfer restrictions, Accenture SCA is obligated, at the option of the holder, to redeem any outstanding Accenture SCA Class I common share at any time at a redemption price per share generally equal to the market price of an Accenture Ltd Class A common share at the time of the redemption. Accenture SCA may, at its option, pay this redemption price with cash or by delivering Accenture Ltd Class A common shares on a one-for-one basis. In addition, each of our partners in the United States, Australia and Norway has agreed that we may cause that partner to exchange that partner’s Accenture SCA Class I common shares for Accenture Ltd Class A common shares on a one-for-one basis if Accenture Ltd holds more than 40% of the issued share capital of Accenture SCA and we receive a satisfactory opinion from counsel or a professional tax advisor that such exchange should be without tax cost to that partner. This one-for-one redemption price and exchange ratio will be adjusted if Accenture Ltd holds more than a de minimis amount of assets (other than its interest in Accenture SCA and assets it holds only transiently prior to contributing them to Accenture SCA) or incurs more than a de minimis amount of liabilities (other than liabilities for which Accenture SCA has a corresponding liability to Accenture Ltd). Accenture Ltd does not intend to hold any material assets other than its interest in Accenture SCA or to incur any material liabilities such that this one-for-one redemption price and exchange ratio would require adjustment. In order to maintain Accenture Ltd’s economic interest in Accenture SCA, Accenture SCA will issue common shares to Accenture Ltd each time additional Accenture Ltd Class A common shares are issued.

Holders of Accenture Canada Holdings Inc. exchangeable shares may exchange their shares for Accenture Ltd Class A common shares at any time on a one-for-one basis. Accenture Canada Holdings Inc. may, at its option, satisfy this exchange with cash at a price per share generally equal to the market price of an Accenture Ltd Class A common share at the time of the exchange. Each exchangeable share of Accenture Canada Holdings Inc. entitles its holder to receive distributions equal to any distributions to which an Accenture Ltd Class A common share entitles its holder.

In accordance with Luxembourg company law, the company is required to transfer a minimum of 5% of its unconsolidated net profit as determined in accordance with the Luxembourg legal and regulatory requirements for each financial year to a legal reserve. This requirement ceases to be necessary once the balance on the legal reserve reaches 10% of the issued share capital. The legal reserve is not available for distribution to the shareholders. As of August 31, 2002, $50,000,000 of Accenture SCA’s undistributed, unconsolidated retained earnings is legally reserved and the maximum legal reserve requirement is approximately $150,000,000. We currently do not anticipate that Accenture SCA will pay

ACCENTURE SCA

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands of U.S. dollars except share amounts or as otherwise disclosed)

dividends. We may from time to time enter into financing agreements that contain financial covenants and restrictions, some of which may limit the ability of Accenture SCA to pay dividends.

Common Shares Issued

The following common shares have been issued during the year ended August 31, 2002:

	Balance at August 31, 2001	Acquisition	ESPP	Secondary	Balance at August 31, 2002
	(in thousands)
Class I	752,584	1,259	—	—	753,843
Class I-A	5,000	—	—	—	5,000
Class I-B	5,000	—	—	—	5,000
Class I-C	10,000	—	—	—	10,000
Class I-D	10,000	—	—	—	10,000
Class I-E	15,000	—	—	—	15,000
Class I-F	15,000	—	—	—	15,000
Class I-G	20,000	—	—	—	20,000
Class I-H	25,000	—	—	—	25,000
Class I-I	5,000	—	—	—	5,000
Class I-J	5,000	—	—	—	5,000
Class I-K	16,050	—	—	—	16,050
Class I-L	—	—	5,026	—	5,026
Class I-M	—	—	—	68,627	68,627
Class II	470,958	—	—	—	470,958

Accenture SCA Transfer Rights Agreement

Following is a description of the material terms of the transfer rights agreement.

Persons and Shares Covered

Accenture SCA and each of the partners who own shares of Accenture SCA have entered into a transfer rights agreement. The parties to the transfer rights agreement, other than Accenture SCA, are referred to as “covered persons.”

The Accenture SCA shares covered by the transfer rights agreement generally include all Class I common shares of Accenture SCA owned by a covered person. The shares covered by the transfer rights agreement are referred to as “covered shares.”

Transfer Restrictions

The articles of association of Accenture SCA provide that shares of Accenture SCA (other than those held by Accenture Ltd) may be transferred only with the consent of the Accenture SCA supervisory board or its delegate, the Accenture SCA partners committee. In addition, by entering into the transfer rights agreement, each party (other than Accenture Ltd) agrees, among other things, to:

•	except as described below, maintain beneficial ownership of his or her covered shares received on or prior to the date of the offering for a period of eight years thereafter; and

•	maintain beneficial ownership of at least 25% of his or her covered shares received on or prior to the date of the offering as long as he or she is an employee of Accenture.

ACCENTURE SCA

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands of U.S. dollars except share amounts or as otherwise disclosed)

Covered persons who continue to be employees of Accenture will be permitted to transfer a percentage of the covered shares owned by them on each anniversary of the offering commencing on the first anniversary of Accenture Ltd’s initial public offering and in increasing amounts over the subsequent seven years.

In addition, at any time after the third anniversary of the date of the consummation of our transition to a corporate structure, covered persons holding Accenture SCA Class I common shares may, without restriction, require Accenture SCA to redeem any Accenture SCA Class I common share held by such holder for a redemption price per share generally equal to the lower of the market price of an Accenture Ltd Class A common share and $1. Accenture SCA may, at its option, pay this redemption price in cash or be delivering Accenture Ltd Class A common shares.

All transfer restrictions applicable to a covered person under the transfer rights agreement terminate upon death.

Term and Amendment

The transfer rights agreement will continue in effect until the earlier of 50 years from the date of the transfer rights agreement and the time it is terminated by the vote of 66 2/3% of the votes represented by the covered shares owned by covered persons who are employees of Accenture. The transfer restrictions will not terminate upon the expiration or termination of the transfer rights agreement unless they have been previously waived or terminated under the terms of the transfer rights agreement. The transfer rights agreement may generally be amended at any time by the affirmative vote of 66 2/3% of the votes represented by the covered shares owned by covered persons who are employees of Accenture. Amendment of the transfer restrictions also requires the consent of Accenture SCA.

Waivers and Adjustments

The transfer restrictions and the other provisions of the transfer rights agreement may be waived at any time by the Accenture SCA partners committee in specified circumstances. Subject to the foregoing, the provisions of the transfer rights agreement may generally be waived by the affirmative vote of 66 2/3% of the votes represented by the covered shares owned by covered persons who are employees of Accenture. A general waiver of the transfer restrictions also requires the consent of Accenture SCA.

Accenture SCA Common Agreement

Accenture SCA and certain of the covered persons under the transfer rights agreement described above under “— Transfer Rights Agreement” have entered into a common agreement, and each other person who becomes a partner in the future will be required to enter into the common agreement, under which each such covered person agrees not to transfer any of his or her covered shares under the transfer rights agreement until July 24, 2005, except to participate as a seller in underwritten public offerings, share repurchases, sales or redemptions or other transactions, in each case as approved in writing by Accenture SCA or Accenture Ltd; and/or to transfer to estate and/or tax planning vehicles, family members and charitable organizations that become bound by the terms of the common agreement, in each case as approved in writing by Accenture SCA or Accenture Ltd.

ACCENTURE SCA

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands of U.S. dollars except share amounts or as otherwise disclosed)

11.    MINORITY INTEREST

Partners resident in Canada and New Zealand received Accenture Canada Holdings Inc. exchangeable shares and Accenture Ltd Class X common shares in connection with the transition to a corporate structure. Holders of Accenture Canada Holdings Inc. exchangeable shares may exchange their shares for Accenture Ltd Class A common shares on a one-for-one basis. Accenture Canada Holdings Inc. may, at its, option, satisfy this exchange with cash at a price per share generally equal to the market price of an Accenture Ltd Class A common share at the time of the exchange. Each exchangeable share of Accenture Canada Holdings Inc. entitles its holder to receive distributions equal to any distributions to which an Accenture Ltd Class A common share entitles its holder.

12.    EMPLOYEE SHARE PLANS

Share Incentive Plan

The Accenture Ltd 2001 Share Incentive Plan (the “share incentive plan”) permits the grant of nonqualified share options, incentive stock options, share appreciation rights, restricted shares, restricted share units and other share-based awards to employees, directors, third-party consultants, former United States employees or former partners of, or other persons who perform services for, Accenture Ltd and its affiliates. A maximum of 375,000,000 Class A common shares may be subject to awards under the share incentive plan. At August 31, 2002, 214,061,842 shares were available for future grants under the share incentive plan. Class A common shares covered by awards that expire, terminate or lapse will again be available for the grant of awards under the share incentive plan. The share incentive plan is administered by a committee of the board of directors of Accenture Ltd, which may delegate its duties and powers in whole or in part as it determines.

Employee Share Purchase Plan

The Accenture Ltd 2001 Employee Share Purchase Plan is a nonqualified plan established during the fiscal year ended August 31, 2002 that allows eligible employee participants to purchase Class A common shares at a discount through payroll deductions. Under this plan, substantially all employees may elect to contribute 1% to 10% of their compensation each offering period (up to a per participant maximum of $25 per calendar year) to purchase Class A common shares. The purchase price of Class A common shares is 85% of the lower of its beginning of offering period or end of offering period market price. A maximum of 75,000,000 Class A common shares may be issued under the plan.

The first offering period under this plan was from October 1, 2001 through March 31, 2002. Under the plan, the Company sold 6,112,599 Class A common shares to employees at the conclusion of that offering period. This plan’s second offering period began on April 1, 2002 and will end on September 30, 2002. The weighted-average fair value of share purchase rights granted under this plan was $5.19 in fiscal 2002.

Stock Options

Accenture shall determine the exercise price for each option, provided, however, that an incentive share option must generally have an exercise price that is at least equal to the fair market value of the

ACCENTURE SCA

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands of U.S. dollars except share amounts or as otherwise disclosed)

Class A common shares on the date the option is granted. Options currently outstanding under the share incentive plan have a maximum term of ten years. Options vest under varying schedules. Stock option activity for fiscal 2001 and 2002 was as follows:

	2001		2002
	Number	Weighted Average Exercise Price per Option	Number	Weighted Average Exercise Price per Option
Options outstanding, beginning of year	—	$—	95,820,431	$14.54
Granted	96,360,395	14.54	3,993,818	18.78
Exercised	—	—	273,931	14.53
Forfeited	539,964	14.51	13,408,828	14.55
Expired	—	—	—	—

Options outstanding, end of year	95,820,431	$14.54	86,131,490	$14.73

Exercisable at year end	—		20,542,137

Weighted average fair value of options granted during the year		$7.74		$9.44

The following table summarizes information about stock options outstanding at August 31, 2002:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Options Outstanding	Weighted Avg. Contractual Life Remaining	Weighted Average Exercise Price	Options Exercisable	Weighted Average Exercise Price
$12.82 - $15.31	82,246,271	8.8	$14.53	20,518,918	$14.54
$15.32 - $18.32	1,055,997	9.5	15.98	15,155	15.50
$18.33 - $27.23	2,829,222	9.8	20.01	8,064	18.34

	86,131,490	8.8	$14.73	20,542,137	$14.54

Pro Forma Impact of SFAS No. 123

Accenture elected to follow Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” (“APB 25”) in accounting for its employee share options and purchase rights rather than, as discussed below, the alternative fair value accounting provided for under SFAS 123, “Accounting for Stock-Based Compensation.” Under APB 25, no compensation expense is recognized in Accenture’s financial statements for its employee share purchase rights granted under its employee share options and employee share purchase plan.

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NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands of U.S. dollars except share amounts or as otherwise disclosed)

Had compensation cost for the Company’s employee stock options and employee stock purchase plan been determined based on the fair value at the grant date under those plans consistent with the method of SFAS 123, the Company’s net income would have been reduced to the pro forma amounts indicated below:

	2001	2002
Net income
As reported	$488,155	$579,210
Pro forma	$482,954	$333,906

The fair value of each option grant and grant of employee share purchase right is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

	2001		2002
Stock Options	Partners	Non-partners	Partners	Non-partners
Expected life (in years)	6	5	6	5
Risk-free interest rate	4.93%	4.73%	4.59%	3.35%
Expected volatility	50%	50%	50%	50%
Expected dividend yield	0%	0%	0%	0%

	2001	2002
Employee Stock Purchase Plan	All Participants	All Participants
Expected life (in years)	N/A	0.5
Risk-free interest rate	N/A	2.5%
Expected volatility	N/A	50%
Expected dividend yield	N/A	0%

Restricted Share Units and Other Share-Based Awards

Under the share incentive plan, the committee may grant awards of restricted share units, Class A common shares, restricted shares and awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, Class A common shares. The restricted share units and other share-based awards will be subject to the terms and conditions established by the committee.

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NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands of U.S. dollars except share amounts or as otherwise disclosed)

Under the share incentive plan, participants may be granted restricted share units without cost to the participant. Each restricted share unit awarded to a participant represents an unfunded, unsecured right, which is nontransferable except in the event of death, of the participant to receive a Class A common share on the date specified in the participant’s award agreement. The restricted share units granted under this plan vest at various times, generally ranging from immediate vesting to vesting over a five-year period. Compensation expense was recognized using a graded-vesting attribution method. Information with respect to restricted share units is as follows:

	2001	2002
Shares granted	68,481,815	5,124,912
Weighted average fair value of shares	$14.98	$20.58
Before-tax compensation expense charged to earnings (1)	$967,110	$59,158

(1)	FY 2001 amount is net of $26,270 related to cancelled liabilities on the deferred bonus plan for employees.

13.    PROFIT SHARING AND RETIREMENT PLANS

In the United States, Accenture maintains and administers a trusteed profit sharing plan that includes 18,900 active Accenture employees. The annual profit sharing contribution is determined by management. The contribution to the profit sharing plan was $87,189 in 2000, $97,439 in 2001, and $92,515 in 2002, which approximated 6% of plan members’ compensation.

In the United States, and certain other countries, Accenture also maintains and administers noncontributory retirement and postretirement medical plans for active, retired and resigned Accenture employees. Benefits under the noncontributory employee retirement plans are based on years of service and compensation during the years immediately preceding retirement. Plan assets of the noncontributory employee retirement plans consist of investments in equities, fixed income securities and cash equivalents. Annual contributions are made at such times and in amounts as required by law and may, from time to time, exceed minimum funding requirements.

In addition, certain postemployment benefits are provided to former or inactive employees after employment but before retirement, including severance benefits, disability-related benefits (including worker’s compensation) and continuation of benefits such as healthcare benefits and life insurance coverage. These costs are substantially provided for on an accrual basis.

ACCENTURE SCA

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands of U.S. dollars except share amounts or as otherwise disclosed)

The following schedules provide information concerning the material defined benefit pension and postretirement benefit plans.

	Pension Benefits		Other Benefits
	2001	2002	2001	2002
Changes in projected benefit obligation
Projected benefit obligation, beginning of year	$308,599	$387,595	$30,463	$51,762
Adjustment cost	—	14,153	—	—
Service cost	39,825	43,777	4,136	5,277
Interest cost	21,465	27,027	2,426	3,824
Amendments	1,558	—	—	(3,498)
Special termination benefits	—	1,903	—	—
Participants contributions	223	244	—	—
Acquisitions/divestitures	—	(1,447)	—	—
Curtailment loss	—	(4,366)	—	(1,065)
Special termination charge	—	—	—	759
Actuarial loss	33,082	1,787	14,895	22,385
Benefits paid	(9,867)	(4,663)	(158)	(461)
Exchange rate (gain)/loss	(7,290)	13,358	—	—

Projected benefit obligation, end of year	$387,595	$479,368	$51,762	$78,983

Changes in plan assets
Fair value of plan assets, beginning of year	$310,066	$373,979	$15,126	$20,155
Expected return on plan assets	23,964	29,888	1,147	1,380
Actuarial loss	(53,617)	(56,630)	(265)	(721)
Acquisitions/divestitures cost	—	40	—	—
Employer contributions	108,349	28,438	4,305	2,530
Participants contributions	223	244	—	—
Benefits paid	(9,867)	(4,663)	(158)	(461)
Exchange rate gain/(loss)	(5,139)	5,578	—	—

Fair value of plan assets, end of year	$373,979	$376,874	$20,155	$22,883

Reconciliation of funded status
Funded status	$(13,616)	$(102,493)	$(31,607)	$(56,100)
Unrecognized transitional obligation	1,717	1,216	997	835
Unrecognized loss	22,788	77,842	17,324	38,678
Unrecognized prior service cost	11,419	8,389	—	(3,498)

Prepaid/(accrued) benefit cost as of August 31	22,308	(15,046)	(13,286)	(20,085)
Contribution between June 30 – August 31	—	—	2,261	—

Adjusted Prepaid/(accrued) benefit cost as of August 31	$22,308	$(15,046)	$(11,025)	$(20,085)

Amounts recognized in the Combined and Consolidated Balance Sheets consist of:
Prepaid benefit cost	$60,023	$51,956	$—	$—
Accrued benefit liability	(37,715)	(69,406)	(11,025)	(20,085)
Intangible asset	—	966	—	—
Accumulated other comprehensive income	—	1,438	—	—

Net amount recognized at year-end	$22,308	$(15,046)	$(11,025)	$(20,085)

Components of pension expense
Service cost	$39,825	$43,777	$4,136	$5,277
Interest cost	21,465	27,027	2,426	3,824
Expected return on plan assets	(23,964)	(29,888)	(1,147)	(1,380)
Amortization of transitional obligation	601	564	87	79
Amortization of loss/(gain)	(5,230)	473	—	686
Amortization of prior service cost	2,293	2,269	—	—
Curtailment loss cost	—	761	—	83
Special termination benefits charge cost	—	1,903	—	759

Total	$34,990	$46,885	$5,502	$9,328

Weighted-average assumptions
Discount rate	6.83%	6.53%	7.50%	7.25%
Expected return on plan assets	7.99%	7.91%	8.00%/6.00%	8.00%/5.00%
Rate of increase in future compensation	7.62%	5.17%	N/A	N/A

ACCENTURE SCA

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands of U.S. dollars except share amounts or as otherwise disclosed)

The projected benefit obligations and fair value of plan assets for defined benefit pension plans with projected benefit obligations in excess of plan assets were $136,120 and $84,923, respectively, as of August 31, 2001 and $479,368 and $376,874, respectively, as of August 31, 2002. The accumulated benefit obligations and fair value of plan assets for plans with accumulated benefit obligations in excess of plan assets were $41,000 and $17,300, respectively, as of August 31, 2001 and $74,092 and $23,213, respectively, as of August 31, 2002.

Assumed Health Care Cost Trend

Annual rate increases in the per capita cost of health care benefits of 11.2% (under 65) and 13.0% (over 65) were assumed for the plan year ending June 30, 2003. The trend rate assumptions are changed beginning for the plan year ending June 30, 2003. The rate is assumed to decrease on a straight-line basis to 5% for the plan year ending June 30, 2011 and remain at that level thereafter. Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plan. A one percentage point change in assumed health care cost trend would have the following effects:

	One Percentage Point Increase
	2001	2002
Effect on total of service and interest cost components	$1,445	$2,468
Effect on year-end postretirement benefit obligation	7,336	13,827

	One Percentage Point Decrease
	2001	2002
Effect on total of service and interest cost components	$(1,256)	$(2,000)
Effect on year-end postretirement benefit obligation	(6,367)	(11,254)

Deferred Bonus Plan

On September 1, 2000, Accenture implemented a deferred bonus plan for employees based on tenure and performance. The plan provided for a loyalty award, which vested immediately, and a performance award, which vested over a period of three years. In connection with the grant of restricted share units, Accenture terminated the deferred bonus plan for employees on July 19, 2001. At August 31, 2001, the liability for the liquidated investments was $73,218, which was paid out in the first quarter of fiscal 2002 in partial settlement of vested benefits. For the remaining vested and unvested benefits, 7,968,826 restricted share units were granted to employees on July 19, 2001.

ACCENTURE SCA

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands of U.S. dollars except share amounts or as otherwise disclosed)

14.    LEASE COMMITMENTS

Accenture has various lease agreements, principally for office space, with various renewal options. Rental expense (net of sublease income from third parties of $3,273 in 2000, $12,911 in 2001, and $13,824 in 2002) including operating costs and taxes, was $217,675 in 2000, $207,757 in 2001, and $264,982 in 2002. Future minimum rental commitments under non-cancelable operating leases as of August 31, 2002, are as follows:

2003	$ 255,445
2004	212,274
2005	200,635
2006	166,414
2007	147,227
Thereafter	1,109,800

$2,091,795

15.    RESTRUCTURING, REORGANIZATION AND REBRANDING

In the fourth quarter of 2002, Accenture recognized restructuring costs of $110,524 related to a global consolidation of office space. Global office consolidation costs are comprised of $67,112 related to exiting operating leases and $43,412 in write-downs of assets such as leasehold improvements and furniture and fixtures. Liabilities associated with exiting operating leases and related obligations represent the net present value of rental or termination obligations and other contractual obligations associated with leased space abandoned in the fourth quarter of fiscal year 2002 or leased space that will be abandoned during the first quarter of fiscal year 2003, less anticipated sublease proceeds. Included in the August 31, 2002 consolidated balance sheet is $32,630 in current other accrued liabilities and $34,482 in other non-current liabilities representing the net present value of the estimated remaining obligations.

Reorganization and rebranding costs for 2001 include one-time costs, beginning September 2000, to rename the organization Accenture and other costs related to the transition to a corporate structure. Reorganization and rebranding costs were $848,615 for the year ended August 31, 2001 and included $157,000 of amortization of intangible assets acquired in connection with the Memorandum of Understanding with AW-SC and AA, as described in Note 16. The intangible assets related to the forbearance by AW-SC and Arthur Andersen to use, and the limited use by Accenture of, the Andersen Consulting name or variations of that name and related domain names. The intangible assets were amortized over periods ranging from three to six months.

16.    RELATED PARTIES

Amounts due to/due from related parties at August 31, 2001 and 2002 are payable to/receivable from those individuals who were partners of Accenture prior to May 31, 2001 in relation to pre-incorporation matters.

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NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands of U.S. dollars except share amounts or as otherwise disclosed)

In prior years, Accenture engaged in various transactions with AA/AW-SC, which was then a related party as described in Note 1. Below is a summary of those transactions.

2000
Nature of Transaction
Rental expense	$23,948
Andersen Worldwide costs allocated	18,975
Professional education and development costs	38,577
Professional services	34,710
Interest expense	3,950

The Combined Income Statements Before Partner Distributions include expenses that were allocated to Accenture by AW-SC on a specific identification basis. In addition, AW-SC incurred certain costs on behalf of Accenture which were allocated to Accenture primarily based on square footage, partner units, net assets employed or number of training participants.

Until August 7, 2000, AW-SC, as an agent for the Accenture and AA Member Firms, facilitated various MFIAs among the individual Accenture and AA Member Firms. The amount due to AW-SC from Accenture Member Firms under these MFIAs was $313,832 in 2000.

In response to a request for binding arbitration by the Accenture Member Firms, the International Chamber of Commerce (“ICC”) appointed a Tribunal, by its Final Award dated July 28, 2000, and notified to the parties on August 7, 2000, the Tribunal ruled that AW-SC had breached its material obligations under the MFIAs in fundamental respects and the Accenture Member Firms were excused from any further obligations to AW-SC and AA Member Firms under the MFIAs as of August 7, 2000. The ruling stated that amounts due under MFIAs, which were escrowed between 1998 and 1999 of $512,324 plus accrued interest, should be paid to AA as directed by AW-SC and allocated the costs of the proceeding among the parties. The escrowed funds, along with net accumulated interest on investments, were transferred to AA by the escrow agent on various dates in September, 2000. Accenture, AW-SC and AA entered into a Memorandum of Understanding (“MOU”), which provided for payments to AA of $556,000, including the payment of $313,832 for amounts due to AW-SC from Accenture Member Firms, the purchase of intangible assets for $157,000 and the payment of $85,000 for the settlement of all interfirm payables.

Pursuant to the MOU, Accenture and AA entered into (1) a six-year services agreement under which AA would provide certain services to Accenture for payments to AA of $60,000 per year, (2) a five-year agreement under which AA would provide certain training facilities to Accenture for payments to AA of $60,000 per year, and (3) a five-year agreement under which Accenture would provide $22,500 per year of certain services at no cost to AA; each agreement was effective January 1, 2001.

Accenture recorded all elements of the MOU at fair value. Accenture recorded an accrual of $190,962 equal to the excess of the contractual obligations under the service agreements referred to above over the fair value of the services to be provided thereunder and recorded a reduction of undistributed earnings of $268,781 for the accrual for the services contracts and other cash payments. Payments due under the five-year and six-year services agreements will be based upon rates established by AA that Accenture has determined will exceed the rates that they charge for similar services to

ACCENTURE SCA

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands of U.S. dollars except share amounts or as otherwise disclosed)

unrelated parties (the fair value of those services). The excess of the present value of the amounts payable to AA over the fair value of those services has been recorded as a liability and a distribution to partners as of December 2000. Accenture is obligated to provide AA up to $22,500 per year of services valued at then current retail billing rates for five years. The present value of the fair value of these services determined by reference to the fees usually received for such services has been recorded as a liability and as a distribution to partners as of December 2000. These liabilities, which aggregated $190,962, are reported as distributions to partners because the liabilities were incurred in connection with Accenture’s separation from AA. At August 31, 2001, amounts due to/from AA/AW-SC and Accenture are no longer classified as related party balances.

In October 2002, Accenture and Arthur Andersen LLP have entered into a new facility services agreement, which provides Accenture with the use of Arthur Andersen LLP’s training facility in St. Charles, Illinois, at market rates through July 1, 2007. Accenture and Arthur Andersen LLP have terminated the prior St. Charles facility services agreement, as well as the services agreements by which Arthur Andersen LLP and other Arthur Andersen firms were to provide services, including tax services, to Accenture and by which Accenture was to provide Arthur Andersen LLP and other Arthur Andersen firms with consulting services. The final payment by Accenture to Arthur Andersen LLP in connection with the termination of these agreements is within the amounts Accenture had previously accrued and will not have a material impact on Accenture’s income statement.

17.    BUSINESS COMBINATIONS

On February 28, 2002, Accenture increased its ownership interest in Accenture HR Services (formerly e-peopleserve Ltd.), a human resource outsourcing business, from approximately 50 to 100 percent. The purchase price for the additional interest, including assumed liabilities, was $115,000 primarily consisting of a $70,000 cash payment and $35,000 to be paid over a five-year period. The contract also includes an earn-out provision, which could result in up to $187,500 of additional purchase price over a five-year period. The allocation of the purchase price to acquired assets and liabilities, determined in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations,” resulted in an allocation of $115,003 to non tax-deductible goodwill and $10,250 to finite-lived intangibles. The pro forma effects on operations are not material.

On December 31, 2001, Accenture increased its ownership interest in Avanade, Inc. from approximately 50 percent to 78 percent. The purchase price for the additional interest was $81,350, of which $31,350 represented 1,259,272 Class A common shares of Accenture Ltd and $49,995 represented Accenture’s interest in Avanade, Inc. shares repurchased by Avanade, Inc. The allocation of the purchase price to acquired assets and liabilities, determined in accordance with SFAS 141, resulting in an allocation of $52,600 to non tax-deductible goodwill and $3,976 to finite-lived intangibles. The pro forma effects on operations are not material.

18.    COMMITMENTS AND CONTINGENCIES

At August 31, 2002, Accenture or its present personnel had been named as a defendant in various litigation matters involving present or former clients. All of these are civil in nature. Based on the present status of these litigation matters, the management of Accenture believes the liability will not ultimately have a material effect on the results of operations or the financial position and cash flows of Accenture.

ACCENTURE SCA

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands of U.S. dollars except share amounts or as otherwise disclosed)

19.    SEGMENT REPORTING

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance.

Accenture’s chief operating decision maker is the Chief Executive Officer. The operating segments are managed separately because each operating segment represents a strategic business unit that serves different markets. The reportable operating segments are the five operating groups (formerly known as global market units), which are Communications & High Tech, Financial Services, Government, Products and Resources.

In the first quarter of fiscal 2003, we transitioned our Health Services industry group from our Financial Services operating group to our Products operating group. In addition, we changed the format of internal financial information presented to our Chief Executive Officer to reflect changes in our internal accounting method of allocating certain costs to segments from a partner basis to a total controllable cost basis for purposes of determining segment operating income and assessing segment performance. Segment results for all periods presented were revised to reflect these changes.

Reportable Segments

Year ended August 31, 2000	Comm. & High Tech	Financial Services	Government	Products	Resources	Other	Total
Revenues before reimbursement	$2,806,506	$2,343,900	$796,862	$2,130,302	$1,660,868	$13,647	$9,752,085
Depreciation (1)	65,425	54,373	19,005	52,065	46,210	—	237,078
Operating income (loss)	637,111	681,620	52,618	444,053	272,070	(1,353)	2,086,119

Assets at August 31 (2)	$492,220	$269,576	$123,933	$220,814	$178,750	$6,418	$1,291,711

Year ended August 31, 2001	Comm. & High Tech	Financial Services	Government	Products	Resources	Other (3)	Total
Revenues before reimbursements	$3,238,256	$2,626,567	$1,003,235	$2,623,440	$1,933,225	$18,997	$11,443,720
Depreciation (1)	76,901	59,701	21,053	51,512	47,905	—	257,072
Operating income (loss)	429,452	665,783	(7,708)	298,085	250,126	(939,982)	695,756

Assets at August 31 (2)	$500,762	$274,301	$161,584	$270,826	$258,146	$17,523	$1,483,142

Year ended August 31, 2002	Comm. & High Tech	Financial Services	Government	Products	Resources	Other	Total
Revenues before reimbursements	$3,181,658	$2,366,427	$1,315,819	$2,695,978	$2,005,045	$9,342	$11,574,269
Depreciation (1)	100,341	74,732	30,737	65,785	61,672	—	333,267
Operating income (loss)	221,821	291,186	159,232	511,674	201,538	—	1,385,451

Assets at August 31 (2)	$434,805	$293,696	$312,270	$283,906	$302,653	$39,769	$1,667,099

(1)	This amount includes depreciation on property and equipment controlled by each operating segment as well as an allocation for depreciation on property and equipment they do not directly control.
(2)	Operating segment assets directly attributed to an operating segment and provided to the chief operating decision maker include Receivables from clients, Unbilled services, Deferred revenue and a portion of Other long-term assets that represent balances for clients with extended payment terms.
(3)	In 2001, Other includes the one-time cost of the restricted share units that were granted and vested as of August 31, 2001, as this amount was not charged to the global market units.

ACCENTURE SCA

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands of U.S. dollars except share amounts or as otherwise disclosed)

The accounting policies of the operating segments are the same as those described in Note 1, Summary of Significant Accounting Policies, except for the one-time cost of restricted share units and interest expense as described above.

Geographic Information

Revenues are attributed to geographic areas based on where client services are supervised.

	Americas	EMEA (1)	Asia Pacific	Total
Fiscal 2000
Revenues before reimbursements	$5,223,120	$3,713,818	$815,147	$9,752,085
Reimbursements	964,758	506,068	107,773	1,578,599
Revenues	6,187,878	4,219,886	922,920	11,330,684
Long lived assets at August 31	500,133	158,184	47,191	705,508

	Americas	EMEA (1)	Asia Pacific	Total
Fiscal 2001
Revenues before reimbursements	$6,112,986	$4,484,075	$846,659	$11,443,720
Reimbursements	987,947	516,567	113,638	1,618,152
Revenues	7,100,933	5,000,642	960,297	13,061,872
Long lived assets at August 31	567,987	199,296	55,035	822,318

	Americas	EMEA (1)	Asia Pacific	Total
Fiscal 2002
Revenues before reimbursements	$5,835,992	$4,962,942	$775,335	$11,574,269
Reimbursements	872,019	530,534	128,202	1,530,755
Revenues	6,708,011	5,493,476	903,537	13,105,024
Long lived assets at August 31	403,915	265,023	47,566	716,504

(1)	EMEA includes Europe, Middle East and Africa.

ACCENTURE SCA

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands of U.S. dollars except share amounts or as otherwise disclosed)

20.    QUARTERLY DATA (unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Annual
Fiscal 2001
Revenues before reimbursements	$2,831,298	$2,881,698	$2,953,289	$2,777,435	$11,443,720
Reimbursements	377,714	409,213	458,403	372,822	1,618,152
Revenues	3,209,012	3,290,911	3,411,692	3,150,257	13,061,872
Operating income (loss)	839,403	522,698	115,572	(781,917)	695,756
Income (loss) before accounting change	1,010,467	419,539	(190,795)	(939,030)	300,181
Partnership income (loss) before partner distributions	1,198,441	419,539	(190,795)		1,427,185
Net loss				(939,030)	(939,030)

Fiscal 2002
Revenues before reimbursements	$2,988,630	$2,913,289	$2,980,678	$2,691,672	$11,574,269
Reimbursements	352,692	415,148	369,982	392,933	1,530,755
Revenues	3,341,322	3,328,437	3,350,660	3,084,605	13,105,024
Operating income	414,257	388,279	434,986	147,929	1,385,451
Net income	198,517	25,821	274,591	80,281	579,210